Exhibit 99.1

Contango Reports Third Quarter Results and Updates Operations

HOUSTON--(BUSINESS WIRE)--May 7, 2010--Contango Oil & Gas Company (NYSE Amex:MCF) reported revenues from sales of natural gas, oil and natural gas liquids for the three months ended March 31, 2010 of approximately $37.8 million, compared to $36.1 million for the same period last year. The Company reported net income attributable to common stock for the three months ended March 31, 2010 of approximately $1.7 million, or $0.11 per basic share and diluted share. This compares to net income attributable to common stock for the three months ended March 31, 2009 of approximately $0.8 million or $0.05 per basic and diluted share.

For the nine months ended March 31, 2010, the Company reported revenues from sales of natural gas, oil and natural gas liquids of approximately $119.5 million, compared to $154.4 million for the same period last year. The Company reported net income attributable to common stock for the nine months ended March 31, 2010 of approximately $34.3 million, or $2.17 per basic share and $2.12 per diluted share. This compares to net income attributable to common stock for the nine months ended March 31, 2009 of approximately $50.7 million or $3.06 per basic share and $3.01 per diluted share.

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer said, “Despite drilling two dry holes and incurring $22.8 million of exploration expenses, as well as having about 65% of our production shut-in for over a month due to a pipeline rupture, we were profitable for the quarter. A major contributor to our profitability was the strong natural gas and crude oil prices we enjoyed in the quarter with an average price of $7.07 per Mcfe. We remain on target to have a log on our Eloise South prospect by the end of May 2010, and anticipate beginning production at our Ship Shoal 263 discovery before the end of July 2010.”

As of May 6, 2010, we had no debt, approximately $78.0 million in net cash and cash equivalents and $50.0 million of unused borrowing capacity.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
REVENUES:
Natural gas, oil and liquids sales	$37,845,738	$36,133,376	$119,528,579	$154,370,771
Total revenues	37,845,738	36,133,376	119,528,579	154,370,771

EXPENSES:
Operating expenses	3,523,835	4,553,421	11,066,471	14,505,666
Exploration expenses	22,756,325	12,756,737	23,334,283	20,387,619
Depreciation, depletion and amortization	6,837,887	8,919,740	25,182,258	22,167,167
Lease expirations and relinquishments	735,553	3,678,708	735,553	4,125,125
Impairment of natural gas and oil properties	-	2,709,239	-	2,709,239
General and administrative expenses	1,199,999	1,490,401	4,379,711	5,993,640
Total expenses	35,053,599	34,108,246	64,698,276	69,888,456
NET INCOME BEFORE OTHER INCOME AND INCOME TAXES	2,792,139	2,025,130	54,830,303	84,482,315

OTHER INCOME (EXPENSE):
Interest expense	(109,047)	(147,392)	(420,311)	(589,812)
Interest income	535,855	154,058	834,160	757,571
Gain on sale of assets and other	112,868	-	112,868	-

NET INCOME BEFORE INCOME TAXES	3,331,815	2,031,796	55,357,020	84,650,074
Provision for income taxes	(1,589,755)	(1,184,182)	(21,037,825)	(33,965,501)

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$1,742,060	$847,614	$34,319,195	$50,684,573

NET INCOME PER SHARE:
Basic	$0.11	$0.05	$2.17	$3.06
Diluted	$0.11	$0.05	$2.12	$3.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,859,618	16,162,928	15,840,607	16,543,485
Diluted	16,162,989	16,466,988	16,160,215	16,857,136

Production, Prices, Operating Expenses and Other

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
	(Dollar amounts in 000's,		(Dollar amounts in 000's,
	except per Mcfe amounts)		except per Mcfe amounts)
Production Data:
Natural gas (million cubic feet)	4,043	5,351	15,991	14,523
Oil and condensate (thousand barrels)	102	148	400	363
Natural gas liquids (thousand gallons)	4,881	6,009	18,685	16,836
Total (million cubic feet equivalent)	5,352	7,097	21,060	19,106

Natural gas (million cubic feet per day)	44.9	59.5	58.4	53.0
Oil and condensate (thousand barrels per day)	1.1	1.6	1.5	1.3
Natural gas liquids (thousand gallons per day)	54.2	66.8	68.2	61.4
Total (million cubic feet equivalent per day)	59.2	78.6	77.1	69.6

Average Sales Price:
Natural gas (per thousand cubic feet)	$5.90	$4.82	$4.42	$7.29
Oil and condensate (per barrel)	$78.48	$41.60	$73.51	$73.05
Natural gas liquids (per gallon)	$1.22	$0.69	$1.04	$1.30
Total (per thousand cubic feet equivalent)	$7.07	$5.09	$5.68	$8.08

Selected data per Mcfe:
Lease operating expenses	$0.66	$0.64	$0.53	$0.76
General and administrative expenses	$0.22	$0.21	$0.21	$0.31
Depreciation, depletion and amortization of natural gas and oil properties	$1.24	$1.23	$1.17	$1.12

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, 713-960-1901
www.contango.com